 Exhibit 10.8

银联音频卡产品业务合作协议

China UnionPay Audio Card Products Cooperation Agreement

本合同由以下双方于 2015 年于9月28 日于北京市签订:

On the 28th day of September 2015, the Agreement was signed in Beijing by the parties listed below:

甲方:恒宝股份有限公司

Party A: Hengbao Co., Ltd.

地址:北京市西城区金融大街 5 号新盛大厦 B 座 8 层

Address: 8th Floor, Building B, Xinsheng Mansion, No.5 Finance Street, Xicheng District, Beijing

联系人:张建祥

Contact: Jianxiang Zhang

电话: 010-66017777

Phone: 010-66017777

传真: 010-66015566

Fax: 010-66015566

乙方:深圳前海卓智长天科技有限公司

Party B: Shenzhen Qianhai Exce-card Technology Co., Ltd.,

地址:广州市越秀区东风中路 437 号越秀城市广场南塔 1601

Address: 1601 South Tower Yue Xiu City Square, 437 Dongfeng Mid Road, Yuexiu District, Guangzhou

联系人:向祖跃

Contact: Zuyue Xiang

电话: 020-83542206

Phone: 020-83542206

传真: 020-83542203

Fax: 020-83542203

甲方和乙方(甲方和乙方以下合称为“双方”)经友好协商,决定建立业务合作关系，在双方互惠互利的基础上，就银联音频卡创新产品达成业务合作，签订以下合作协议。

Party A and Party B (hereinafter the “Parties”) hereby decide to establish business cooperation relationship, and agree to establish business cooperation with respect to UnionPay audio bank cards on the basis of friendly negotiation and the principles of mutual benefit.

第一条:合作双方

Section One: The Parties

(一)甲方作为中国境内上市公司，面向金融、通信、税务、交通、保险、安全、市政建设等多个行业致力于提供高端智能产品及解决方案，主导产品和业务包括金融 IC 卡、通信 IC 卡、移动支付产品、互联网支付终端、磁条卡、密码卡、票证、物联网、平台系统及信息安全服务业务和解决方案等。历经十余年的发展，己成为集服务、 研发、生产和销售为一体，业内领先的国家重点高新技术企业。

One. Party A, as a public corporation in China, is committed to provide high-end products and solutions to vicarious fields, including, but not limited to finance, telecommunication, tax, transportation, insurance, security and municipal construction. Its leading products and businesses include financial IC cards, telecommunication IC cards, mobile payment products, online terminal payment, magnetic strip cards, password cards, instruments, products networks, platform systems and information security services and solutions. With more than a decade of development, the corporation has grown into a leading national new high-tech enterprise, with an integrated business of service, research and development, manufacture and sales.

(二)乙方是一家拟在美国纳斯达克市场上市专注于有源智能卡及相关技术领域产品设计与制造、并为移动支付提供综合性解决方案的高新技术企业。乙方注册在深圳前海，公司总部设在广州，在北京和上海有分支机构，在法国巴黎设有全球产品研发中心，在美国纽约设有业务发展机构。2015 年 2 月卓智长天发明的金融 IC 卡创新技术产品音频卡获得中国银联的认可，正式规范命名为“银联音频卡”，并向成员行发布了《银联音频卡产品方案》技术白皮书。

Two. Party B, planning list on NASDAQ, is a new high-end enterprise, committing to the design and manufacture of active smart cards and related products, as well as to the provision of comprehensive solutions for mobile payment system. Registered in Qianhai, Shenzhen, with its headquarters in Guangzhou and branches in Beijing and Shanghai, Party B established its product R&B center in Paris, France and its business development agency in New York, USA. In February 2015, the audio cards, an innovative product of financial IC cards invented by Exce-card Technology, was recognized by Unionpay and were officially named as “UnionPay Audio Bank Cards.” White Paper on the UnionPay Audio Bank Cards Program was issued to Unionpay’s member banks.

(三)双方认为在当今互联网时代，音频卡可以发挥更大更强 的作用，可以更好、更安全、更快捷地为客户提供直接的互联网支付和金融服务。

Three. Parties believe that, in the current Internet era, audio cards could play a more important role in providing clients with online payment and financial service in a better, safer and quicker way.

(四)双方协商达成一致，就音频卡创新技术产品进行深入的业务合作，协同拓展音频卡产品市场，结合双方的资源优势，共同实现音频卡产品在中国银行业推广使用。

Four. Parties have agreed to benefit from each other’s resource advantages and conduct a business corporation with respect to innovative products of innovative cards, taking a joint efforts to expand the audio cards market and promoting the availability of the audio cards in Chinese bank industry.

第二条:合作内容

Section Two: Content of the Cooperation

(一)音频卡产品技术合作：乙方向甲方提供音频卡层压封装卡的工艺指导、技术支持服务以及提供一定数量用于生产测试的电路电子板，协助层甲方完成音频卡生产准备工作，并制造出合格的成品卡。

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One. Cooperation of audio card technology: Party B agrees to provide Party A with technical guidance and technical support on audio card laminated packaging technologies as well as certain amount of electronic circuit board for production and testing purpose. Party B also agrees to assist Party A with the manufacturing preparation and the production of qualified audio cards.

(二)音频卡产品生产合作：甲方为音频卡生产提供满足音频卡生产需要的产品生产线，并保持适当的产品生产能力，满足市场供应需要：乙方为甲方提供满足市场供应需要的音频卡中间料——音频卡电子层。

Two. Cooperation of audio cards production: Party A agrees to provide Party B with production lines that are sufficient for the audio cards production, capable of maintaining production ability and meeting the demand of markets. At the same time, Party B agrees to provide Party A with sufficient electronic shells of audio cards, an intermediate parts of the audio cards.

（三）音频卡产品市场合作：双方协同拓展音频卡产品在中国银行业及其他金融、通信、税务、交通、保险、安全、市政建设等多个行业的应用，不断扩大音频卡产品在金融 IC 卡发卡的市场份额，提升音频卡产品销量。

Three. Cooperation of audio cards market: Parties agrees to take joint effort to promote the application of audio bank card products in Chinese banking industry and other fields including finance, telecommunication, tax, transportation, insurance, security and municipal construction, to expand the market share of audio card products in the financial IC cards markets and to increase the sales of audio card products.

第三条:合作细则

Section Three: Details of Cooperation

（一）音频卡产品技术合作

One. Cooperation of Audio Card Technology:

1、具体细则

1. Details

(1) 乙方按照甲方拼版向甲方提供用来辅助层压测试的510片电路板(提供60张Inlay测试大板，其中30张大板每张包含5片电路板，另外30张每张包含12片电路板)。

(1) According to Party A’s imposition, Party B agrees to provide 510 circuit boards, including 60 large Inlay test boards, among which 30 boards shall respectively contain 5 circuit boards and the other 30 boards shall respectively contain 12 circuit boards) to assist with the lamination test.

(2) 乙方向甲方提供用来测试封装及送检资质认证的500片电子电路板。

(2) Party B agrees to provide Party A with 500 circuit boards for the purpose of testing the packaging and qualification application.

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(3) 乙方向甲方提供15个工作日的外派工程师当地技术支持 (派出1名工程师具体负责在制卡工厂里进行电路板的层压封装工作的技术指导，此项工作不少于15个工作日)。

(3) Party B agrees to provide Party A with local technology support of assigned engineers for 15 business days, including assigning one engineer to be responsible for the technical support of the work of circuit board packaging in the factory, with a period of no less than 15 business days).

(4) 乙方向甲方提供自外派工程师进场技术服务之日起为期12个月的电话以及电邮技术协助。

(4) Party B agrees to provide Party A with phone and email technical support for 12 months starting from the date when the engineer is assigned to the factory.

(5) 工作结束后，乙方将会就层压封装的测试情况提交甲方一份完整的说明报告。

(5) Upon completion of the work, Party B shall submit a complete and comprehensive test report of laminated packaging to Party A.

(6) 乙方向甲方提供音频卡个人化指导和帮助

(6) Party B agrees to provide Party A with personal guidance and assistance regarding the audio cards production.

(7) 乙方协助甲方建立音频卡生产工艺流程，制造出成品卡送检卡检测中心并通过检测。

(7) Party B agrees to assist Party A with establishing a technical procedure of audio cards production, manufacture sample cards, send them over to cards testing center and pass the test.

2、技术合作双方职责

2. Parties’ responsibility regarding the technology cooperation

(1)甲方按照双方协商的服务计划提供完成本服务所需环境，包括音频卡产品生产线及生产人力资源。

(1) Party A shall provide the environment required by the agreed service agreement, including production line and human resources of the audio cards.

(2) 甲方向乙方提供并允许乙方为工作目的而使用的双方商议确认的信息、数据、资料:

(2) Party A shall provide Party B the information, data and documents related to the cooperation, which is agreed by Parties, and give the permission to Party B to utilize same.

(3)乙方应严格按照合同和计划书规定的工期和进度要求完成任务，并承诺尽其最大努力，提供甲方所需服务。如果在乙方无法充分调配人和物的资源下，乙方可与甲方协商调整既定计划。乙方将会以书面形式提前 5 个工作日内告知甲方。在发出通知后，乙方将全力调整资源，确保计划按照原来的工作方式进行，并达到甲方所提出的质量标准。

(3) Party B shall strictly comply with the schedule set forth in this agreement and the Production Plan to complete the tasks and provide services required by Party A to its best effort. In the event that Party B cannot fully satisfy the needs of human and material resources, Party B may negotiate with Party A to adjust the plan agreed upon. Party B shall give a written notice to Party A within five business days in advance. After sending out the notice, Party B shall adjust resources to its best effort to ensure the production comply with the original methods and the products meet the quality standards set forth by Party A.

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(4)乙方负责完成本合同规定的服务内容，并及时提交相应的技术文档。乙方尽其最大努力进行技术支持，并且不以其他方式故意降低产品质量或者改变服务的方式，由于甲方自身或其他外因而使得甲方没有达到预期的工艺质量，乙方不予负责。

(4) Party B shall complete the performance set forth in this agreement and promptly provide relevant technology documents. Party B shall make every effort to provide technical support, and will not be responsible for underqualification of the technic attributes to Party A itself and other external causes if Party B do not reduce product quality intentionally by other methods or change the service.

3、服务费用及支付方式

3. Service Fee snd Payment Method

(1) 本项目技术服务费用为:￥ 200，000.00 元整，大写金额: 二十万元整。

(1) The service fee of this project is RMB 200,000.00. Amount spelt out: RMB Two Hundred Thousand.

(2) 支付方式:在本合同签订生效后 5 个工作日内，甲方向乙方支付合同总价的 80%，(即￥160，000.00元整，大写金额:拾陆万元整);在本合同服务期满，乙方向甲方提交完整的工艺说明报告并协助甲方制造出的成品卡送检卡检测中心通过检测后 5 个工作日内，甲方向乙方支付合同总价的 20%，(即￥40，000.00 元整，大写金额: 四十万元整)。

(2) Payment Method: Party A shall make a payment to Party B within 5 business days after the effective date of this agreement. The amount payable is 80% of the contract price (i.e. RMB 160,000.00, amount spelt out: RMB One Hundred and Sixty Thousand). Upon the expiration of this Agreement, party B shall provide a comprehensive report and instructions on the technology, help Party A to manufacture sample cards, send the cards to a testing center recognized by People’s Bank of China, and finally arrange the cards to pass the test. Then Party A shall make a payment of 20% of the contract price (i.e. RMB 40,000.00, amount spelt out: RMB Forty Thousand) to Party B.

(3)开票要求:乙方需开具甲方认可的等额正规发票，发票内容为:产品开发费。

(3)Requirement of Invoice: Party B shall issue an official invoice that is recognized by Party A and in line with the amount paid. The content of the invoice shall be: products development expense.

(4)电汇汇至乙方指定如下账户:

(4) The payment shall be made via wire transfer to the following designated account:

名称:深圳前海卓智长天科技有限公司

Name: Shenzhen Qianhai Exce-card Technology Co., Ltd.,

开户行及帐号:中国银行深圳东滨路支行 769262016518

Bank of Deposit and Bank Account: Bank of China, Branch of Shenzhen Dongbing Road, 769262016518

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4、服务完成标准:

4. Standard for Completion of Performance

本服务完成标准:向甲方提交一份完整的工艺说明报告，并且协助甲方制造出成品卡送检中国人民银行授权的银行卡检测中心，并通过检测.

Standard for completion of performance: Party B shall provide a comprehensive report and instructions on the technology, help Party A to manufacture sample cards, send the cards to a testing center authorized by People’s Bank of China, and finally arrange the cards to pass the test.

(二) 音频卡产品生产合作

Two. Cooperation of Audio Card Production

(1)本着音频卡产品产业链分工合作的原则，甲方负责音频卡成品卡的生产，包括音频卡产品成品卡的层压、封装、印刷、锐槽、芯片嵌入、个性化等:乙方作为音频卡产品产业链上游负责音频卡中间料——电子层的生产和制造，及音频卡产品配套的软硬件产品供应、 系统和技术服务的提供。

(1) Based on the principle of division of labor in the industry of audio cards, Party A is responsible for the production of audio cards, including the cards lamination, packaging, printing, grooving, chips inserting, and personalizing services. Party B, as an upstream merchant in the audio cards industry, is responsible for the manufacture of intermediate materials of audio cards, the manufacture and production of the electronic layer, the provision of the supply, system and technology service for the software and hardware productions affiliated with the audio cards.

(2)甲方需要根据音频卡产品技术要求完成的生产厂房、生产线和生产工艺流程的改造，配备充分的生产物力和生产人力，确保满足音频卡产品市场供应需要。甲方根据市场需要逐步建设可以达到音频卡成品卡年产量上亿张或以上的生产线和生产供应能力。

(2) Party A shall modify the factory, production line and production technology to meet the requirement of audio cards production, be equipped with sufficient production capacity and human resources to ensure that the production meets the market demands. Party A shall gradually establish a production line and supply capacity that will supply more than or equal to 100 million audio cards according to market demands.

(3)乙方将按照甲方要求的产能和供应计划，向甲方提供符合质量要求的音频卡中间料——电子层产品:乙方产品在境外生产时，乙方产品供货周期为两个月，交货地点为中国香港:乙方应当根据市场需要在中国境内建设音频卡中间料——电子层产品生产工厂，并且新建工厂最大产能最终不少于每年 1 亿张音频卡中间料——电子层产品的生产能力:乙方中国境内工厂建设完成后，乙方产品供货周期正常流程时长为 2 周，加急、小批量产品供货周期可以按天计算，且乙方产品交货地点为甲方指定的国内城市。

(3) Party B shall provide qualified electronic layer product, intermediate materials of audio cards, based on the production capacity and the plan of supply provided by Party A. When the products are manufactured abroad, Party B shall provide the product in a two-month cycle. The place of delivery shall be Hong Kong, China. Party B shall build a factory in China for the production of electronic layer products, which are intermediate materials of audio cards. The product capability of the new factory shall be no less than 100 million electronic layer product, intermediate materials of audio cards, per year. After Party has established a factory in China, Party B shall provide the product in a two-week cycle. The cycle for expedited and a small amount of the products may be counted by day. The place of delivery shall be a domestic city specified by Party A.

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(4)甲乙双方需要就音频卡产品生产合作和音频卡产品中间料————电子层的供销签订更为细致的合同，乙方或乙方指定的下属公司与甲方或甲方指定的下属公司签署该协议。

(4) When Parties need to enter into detailed agreement regarding the production cooperation of audio cards and the supply and demand of electronic layer product, intermediate materials of audio cards, the agreement could by signed by Parties or subsidiaries designated by Party B and Party A respectively.

(三) 音频卡产品市场合作

Three. Cooperation of Audio Cards Market:

(1) 市场分工. 甲方是音频卡产品成品卡片供应商，甲方与音频卡产品最终用户(包括银行、保险、证券、通信、安全等行业企业等) 签署音频卡产品供销合同，并向最终用户提供产品品质和供应保障， 以及相应的产品技术服务:乙方是音频卡产品中间料——电子层供应商，作为音频卡产品技术发明者，向甲方提供音频卡生产、制造技术， 向甲方提供音频卡产品中间料——电子层，向音频卡最终用户或通过甲方向音频卡最终用户提供音频卡产品应用需要的软件、系统和技术 服务等。

(1) Market division of labor. Party A is a supplier of finished audio cards, who shall enter into supply and market contracts with ultimate users of the products, including companies in the industries of banking, insurance, securities, telecommunication, safety etc. Party A shall also provide warranty and the supply of the products as well as relevant technical service. Party B is a supplier of electronic layer product, intermediate materials of audio cards, who shall, directly or indirectly through Party A, provide ultimate users of audio cards with software, systems and technical service for the application of the audio cards.

(2) 市场营销，甲方有义务向甲方的客户推荐使用音频卡产品， 并将音频卡产品的销售纳入甲方销售体系的绩效考核指标，投入相当的市场和营销资源，拓展音频卡产品客户和市场份额;乙方有义务向甲方提供音频卡市场推广技术支持服务，培训甲方人员熟悉音频卡产品，提供音频卡产品应用解决方案和系统指导;乙方有义务树立音频卡产品应用样板客户，推动样板客户发卡，宣传和营造音频卡应用环境，推动中国银联和中国建设银行音频卡产品战略合作，为音频卡产品的全面市场拓展打下坚实的市场、技术和业务基础.根据市场需要，甲乙双方可以共同拓展海外市场，共同谋求全球化发展。

(2) Marketing. Party A is obligated to recommend the audio cards products to its clients, list the sales of the audio cards products as an indicator in the Party A’s sales performance appraisal system. Party A shall also contribute sufficient marketing resources to increase the market shares and the number of users of the audio cards products. At the same time, Party B is obligated to provide Party A with technical service to promote the products’ market, provide trainings concerning the audio cards products for Party A’s employees, as well as offer solutions and systematic guidance for the audio cards products. Party B is obligated to establish a sample user of the audio cards products, encourage the sample user to issue cards, cultivate the environment for the application of the audio cards, promote the strategic cooperation between Unionpay and China Construction Bank with respect to the audio cards for the purpose of laying a market, technology and business foundation for the overall market development. Parties may jointly expand their foreign market and design their global developing plan based on the market demands.

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(3) 市场排他性约定。考虑到音频卡是市场新兴产品，市场推广过程中需要合作双方投入巨大的人力、物力资源，为保障双方的利益做出以下的市场排他性安排:

(3) Exclusivity. Considering the facts that audio cards are new products and the huge investment from Parties regarding human recourses and materials, in order to protect Parties’ interest, the following terms are agreed:

a)甲乙双方承诺，在双方合作的有效期内，自合同签署之日起 3 年内或甲方音频卡产品成品卡市场销售量(暨乙方对甲方音频卡产品电子层供货量)在500 万张以内，甲方不得向乙方以外供应商 (或厂商)采购音频卡中间料——电子层;乙方不得帮助和授权除甲方外的第三家中国大陆境内的卡片生产和供应商提供音频卡产品，暨且除甲方外乙方在中国大陆境内的音频卡产品合作伙伴不超过一家厂商。

a) Parties agrees that, during the effective cooperation period and within three years after the signing date of the Agreement or until Party A’s sales capacity (i.e. the amount of supply provided by Party B) reaches 5 million, Party A shall not purchase electronic layer product, intermediate materials of audio cards from any manufacturer other than Party B. Party B shall not help or authorize other domestic supplier to sell audio cards products, which means, other than Party A, Party B shall not retain other domestic business partner with respect to the cooperation of audio cards manufacture.

b)乙方承诺，根据市场需要配合甲方成为甲方具有市场和业务优势的目标客户音频卡产品的独家供应商，甲方承诺成为目标客户独家供应商后继续投入相应资源,扩大目标客户音频卡市场发卡量, 逐年提高音频卡产品在目标客户的金融IC卡发卡量的市场占比，提高音频卡产品对标准金融 IC 卡的发卡替代率。由乙方原因导致双方合作不能顺利进行，甲方不予承诺逐年提高音频卡产品在目标客户的金融 IC 卡发卡量的市场占比以及提高音频卡产品对标准金融 IC 卡的发卡替代率。

b) Party B agrees that, based on the market demands, it shall assist Party A to grow into a sole supplier to audio cards users with market and business advantages. Party A agrees that, after becoming a sole supplier, it shall contribute comparative resources to enlarge the audio cards’ market, increase the market shares of cards in target clients’ finance IC card distribution and increase the substitution rate of audio cards to standards finance IC cards.

c)甲方承诺，积极拓展音频卡产品市场，发展音频卡产品业务，提高音频卡产品对标准金融 IC 卡发卡替代率:自合同签署之日起 3 年内，至少甲方每年能够新拓展一家除中国建设银行以外的其他中国大陆境内商业银行发行音频卡，并保持音频卡产品销量逐年提高;正常市场情况下，甲方不能实现音频卡产品市场拓展业务目标， 乙方有权选择除甲方外的国内第二方卡片厂商合作，推动音频卡产品市场;由甲方原因导致双方合作不能顺利进行，甲方不寻求任何方式要求乙方放弃与第三方厂商合作或向乙方索偿。

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c) Party A agrees that it will actively seek to enlarge the market of audio cards products, develop business and increase the substitution rate of audio cards to standard finance IC cards. Within three years after the date the agreement is signed, Party A shall seek one more Chinese bank each year, other than China Construction Bank, and have the bank issue the audio cards, at the same time ensure that the sales volume are increased gradually. Normally, if Party A fails to realize the goal of exploring the market, Party B shall have the right to choose be partner with a domestic cards manufacturer other than Party A and develop the market of audio cards products. If the cooperation is hindered by Party A’s factors, Party A shall not seek any damages from Party B nor object to Party B’s business plan with a third manufacturer.

(4)市场潜力，音频卡作为金融 IC 卡的升级产品，能够帮助银行卡客户简单、便捷、安全地使用电子支付服务，为用户提供基于银行卡区别于无卡和第三方支付的移动支付、电话支付、在线支付的解决方案。应该来说具备广泛的客户基础和广阔的市场空间，是一种非飞常便捷和安全的互联网时代的新型银行卡支付方式，是标准金融 IC

卡的升级产品。合作双方对音频卡产品的市场发展前景充满信心，力争未来 5 年内，音频卡产品对标准金融 IC 卡年发卡量的替代率达到10%以上的业务目标，根据 2014 年中国人民银行支付体系报告年银卡新增发卡 7.22亿张、年发卡增长率 17%测算，未来音频卡产品发卡达到年发卡量 1 亿张值得期待。甲乙双方承诺，未来 5 年内，乙方对甲方的音频卡产品中间料——电子层供货量不低于 1 亿张的市场供应。

(4) Potential Market Capability. The Audio Cards, as an upgraded finance IC cards, help bank clients to make an electronic payment more conveniently, efficiently and safely. This type of payment is different from non-card payment, third party payment, mobile payment, phone payment or online payment. As an upgraded finance IC cards, it is a very convenient and safe payment system in the Internet era. Thus, there is an extensive clients base and a wide range of market for this product. Parties are confident of the market development in the future and are committed to increase the substitution rate of the audio cards to standard finance IC cards to more than 10% in the near five years. According to People’s Bank of China Report on Payment System, in 2014, the amount of issued bank cards increased 722 million, making the increase rate reach 17%. Based on data from the report, it is expected that the audio cards could be issued with the amount of 100 million per year. Therefore, Parties agreed that, in the near five years, Party B shall provide Party A with more than 100 million of electronic layer product, intermediate materials of audio cards.

第四条:合作期限

Section Four: Duration

本合同双方签署后，自合作协议签订之日起10年有效。合同期满，双方若无异义，双方业务合作关系持续保持有效，且甲乙双方互为长期的业务战略合作伙伴。

The Agreement shall be effective in 10 years after the signing day. Upon the expiration, if the Parties agree, the business strategic relationship shall be continued and Parties shall remain a strategic business partner to each other.

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第五条:知识产权

Section Five: Intellectual Property

(一)本合同使用的由乙方提供的材料以及技术专长、技术秘密以 及技术资料等知识产权归乙方所有的，乙方可以在其他地方使用该项技术专长和技术秘密。

One. Party B shall have the ownership of materials, expertise, technology secrets and documents provided by Party B under this agreement. Party B may use the expertise and technology secrets in other businesses.

（二）乙方保证其完成并提交甲方的技术成果未侵害任何第三人的合法权利，否则由乙方承担相应的后果并承担由此给甲方造成的全部损失。

Two. Party B warrants that a third party does not have any legal claim on the technologies and technological achievements Party B provided to Party A. Otherwise, Party B shall be liable for any legal consequences resulted therefrom and any damages Party A has suffered.

（三）因本项目产生的知识产权归，由甲方独自完成和发明的归甲方所有，由乙方独自完成和发明的归乙方所有，由双方共同完成和发明的归甲乙双方共同所有。

Three. With respect to the intellectual property created based on this project, Party A shall have the ownership of any intellectual property completed and invented independently by Party A, whereas Party B shall have the ownership of any intellectual property completed and invented independently by Party B. Parties shall jointly own any intellectual property completed and invented by Parties.

第六条:保密条款

Section Six: Confidentiality

（一）甲乙双方对因履行本合同而获悉的双方商业信息和技术资料(包括但不限于与本合同所涉项目有关的方案、价格、管理等商业信息以及技术资料)负有保密义务。

One. Parties shall keep confidential of any information known or originated from this Agreement. Information includes but not limits to business information, technology documents relating to the plan, price, management and technology involved in this project.

（二）甲乙双方只能以本合同约定的方式和目的使用双方提供的商业信息和技术资料。未经对方书面允许，任何一方不得以其他方式和目的使用对方提供的商业信息和技术资料，更不得将该等信息和资料透露给第三方。

Two. Parties shall use the business information provided by Parties solely for the purposes and through means specified in this Agreement. Any party shall not use the business information and technology documents in any other ways and shall not disclose the information and documents to any third party, unless the party received a prior written permission from the other party.

（三）未经甲乙双方协商一致，甲乙双方的任何一方不得将本次技术服务取得的任何技术成果提供或透露给第三方使用或自行使用。

Three. Unless agreed by both parties, any party shall not use or disclose any technological achievement resulting from this technology service to a third party.

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（四）未经甲方书面允许，乙方不得将本合同涉及甲方商业和技术秘密透露给第三方。

Four. Party B shall not disclose any business or technology secrets to a third party without Party A’s prior written permission.

（五）双方履行前述保密义务的期限为，自获得对方相关信息和资料之日起直至对方书面同意解除此项义务，或相关信息和资料内容己被公开、公布而不成为秘密之日止。

Five. Parties are obligated to keep the above-mentioned information confidential, starting from the date when one party obtained such information and documents, until the time when a party received a written permission from the other party, or until the time when the public has known relevant information and documents.

（六）任何一方违反前述保密义务，应赔偿因此给对方造成的全部损失。

Six. If any party fails to perform the above-mentioned duties of confidentiality, the party shall be responsible for and compensate the entire damages suffered by the other party.

(七)本条款独立且持续有效，不因本合同终止或解除而终止，也不因本合同全部或部分无效而无效。

Seven. This Article is independent from other articles in the Agreement and shall remain effective when the Agreement is terminated, part of the Agreement or the Agreement as a whole are void.

第七条:违约责任

Section Seven: Liabilities

(一)双方技术合作过程中，乙方未严格按照本合同要求或未在双方约定的工期和进度要求完成任务的，并且因为乙方原因造成的甲方制造的成品卡未通过检测的，甲方有权解除合同，乙方需返还甲方所支付所有的款项。甲方未严格按照本合同要求或未在双方约定的工期和进度要求完成任务的，并且因为甲方的自身原因造成甲方制造的成品卡未通过检测的，乙方有权解除合同，甲方需按合同要求向乙方付完本合同的全部款项。

One. Party A shall have the right to terminate the Agreement and demand Party B to refund all payment when Party B fails to meet the timeline specified in this Agreement, and products manufactured by Party A fail to pass the test due to Party B’s fault. Party B shall have the right to terminate the Agreement and demand Party A to complete all payments under this agreement when Party A fails to meet the timeline specified in this Agreement, and products manufactured by Party A fail to pass the test due to Party A’s fault.

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第八条:不可抗力

Section Eight: Force Majeure

（一）甲方或乙方由于不可抗力的原因不能履行合同时，应及时向对方通报不能履行或不能完全履行的理由，在取得有关主管机关证明以后，允许延期履行、部分履行或者不履行合同，并根据情况可部分或全部免予承担违约责任。

One. If any Party is prevented from performing any of its obligations under this Agreement due to an Event of Force Majeure, the party shall timely inform the other party of factors which prevent the performance, in whole or in part. If the party obtains proofs from relevant management agencies, the party may have the time of performance extended, or be released from its obligations, in whole or in part, according to the situations.

(二)前款所称“不可抗力”是指当事人在订立合同时不能预见，对其发生和后果不能避免，并不能克服的事件，具体范围包括:水灾、 火灾、地震、发生战争、政府封锁禁运或罢工等。

Two. The above-mentioned Event of Force Majeure refers to any unforeseeable or unavoidable events or circumstances beyond the control of the party when executing this Agreement including, but not limited to, flood, fire, earthquake, explosion, war and serious strikes or government blockade and embargo.

第九条:合同期限、合同的解除、终止及变更

Section Nine: Agreement Term, Rescission, Termination and Changes

(一)合同自双方法定代表人或其授权代表签字盖章之日起生效。

One. The Agreement shall be effective upon the date when authorized representatives from Parties sign the Agreement.

（二）对本合同条款的任何变更、修改或增减，须经双方协商同意，并经其授权代表签署相应的书面文件后发生法律效力。该书面文件应作为本合同的组成部分并与本合同具有同等效力。

Two. Any changes or amendments to the provisions of this Agreement shall be made under the mutual agreement between Parties and shall be effective when authorized representatives from Parties sign the written documents. The written documents shall have the same effect as the original Agreement and are integrated into the Agreement.

第十条:争议的解决

Section Ten: Dispute Resolution

因本合同引起的任何争议均应通过协商解决。如经协商仍不能达成协议，则应提交甲方所在地法院，按照有效的法律程序解决。

Any disputes originated from the Agreement shall be resolved by negotiation. If the negotiation fails, the disputes shall be submitted to the court located in Party A’s business place and shall be resolved through effective legal procedures.

第十一条:其它

Section Eleven: Miscellaneous

（一）本合同所有附件均为本合同不可分割的组成部分，与合同正文具有同等效力。如果合同附件对本合同的约定有变更的，以合同附件中的规定为准。

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One. All attachments to this Agreement are indispensible parts of the Agreement and shall have the same legal effect as the text of the Agreement. If there are any changes to the Agreement in any attachments, the changes shall be construed according to the terms in the attachments.

(二)本合同一式贰份，甲乙双方各执一份，具有同等的法律效力。

Two. The Agreement is executed in two counterparts, one for each party. Each counterparts shall have the same legal effect.

(合作双方法定代表人或授权人签字、盖章)

(Signatures and seals of legal representatives or agents of Parties)

甲方:恒宝股份有限公司

Party A: Hengbao Co., Ltd.

授权代表

Authorized Representative (Signature):

盖章: 【盖章】

Seal: [Seal]

经办人:

Attention:

日期: 2015年9月28日

Date:

乙方:深圳前海卓智长天科技有限公司

Party B: Shenzhen Qianhai Exce-card Technology Co., Ltd.,

授权代表

Authorized Representative (Signature):

盖章: 【盖章】

Seal: [Seal]

经办人:

Attention:

日期:

Date:

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